BROKER-DEALER SUPERVISORY AND SERVICE AGENT AGREEMENT

AGREEMENT by and between Aid Association for Lutherans (“AAL”), a fraternal benefit Society organized under the laws of Wisconsin, AAL Capital Management Corporation (“CMC”), a registered broker-dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers Inc.; and (Broker-Dealer), also a registered broker-dealer with the Securities and Exchange Commission under the Securities Act of 1934 and a member of the National Association of Securities Dealers Inc.

I. WITNESSETH

WHEREAS, AAL proposes to have Broker-Dealer’s registered representatives (“Repre-sentatives”) who are also insurance agents solicit and sell certain Insurance and Annuity Plans (the “Plans”) more particularly described in this Agreement and which are deemed to be securities under the Securities Act of 1933; and

WHEREAS, AAL has appointed CMC as the General Distributor of the Plans and has agreed with CMC that CMC shall be responsible for the training of such Representatives, with respect to the solicitation and offer or sale of any of the Plans, and also for the training of any other “persons associated” with Broker-Dealer who are engaged directly or indirectly therewith; and CMC proposes to delegate, to the extent legally permitted, supervisory duties to Broker-Dealer; and

WHEREAS, as full compensation, AAL will pay to Broker-Dealer or, if required by state law, to Broker-Dealer’s specified insurance agency, the compensation provided for in Exhibit A on premiums paid to AAL on Plans sold by Broker-Dealer after this Agreement becomes effective; and

WHEREAS, AAL and CMC propose to have Broker-Dealer provide certain administrative services to facilitate solicitations for and sales of the Plans.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

II. APPOINTMENT OF BROKER-DEALER

A.    Appointment

AAL and CMC hereby appoint Broker-Dealer to supervise solicitation for and sales of the Plans and to provide certain administrative services to facilitate solicitations for and sales of the Plans. Broker-Dealer agrees that its authority is limited to solicitation and marketing of the Plans in accordance with this Agreement. Nothing in this Agreement shall create or be construed to create an exclusive authority to effect sales of the Plans.

III. AUTHORITIES AND DUTIES OF BROKER-DEALER

A.     Plans

The Plans issued by AAL to which this Agreement applies are listed in Exhibit B. Exhibit B may be amended from time to time by AAL. AAL, in its sole discretion and without notice to Broker-Dealer, may suspend sales of any Plans or may amend any policies or contracts evidencing such plans.

B.      Licensing Representatives

Broker-Dealer shall assist CMC in the appointment of Representatives under the applicable insurance laws to sell the Plans. Broker-Dealer shall fulfill all requirements set forth in the General Letter of Recommendation attached as Exhibit C in conjunction with the submission of licensing/appointment papers for all applicants as insurance agents of AAL. All such licensing/ appointment papers should be submitted to CMC by Broker-Dealer.

C.     Securities Licensing

Broker-Dealer shall, at all times when performing its functions under this Agreement, be registered as a Broker-Dealer in the states and other local jurisdictions that require such licensing or registration in connection with Plans sale activities or the supervision of Representatives who perform such activities in the respective location.

D.      Securing Applications

All applications for Plans shall be made on application forms supplied by AAL, and all payments collected by Broker-Dealer or any Representative of Broker-Dealer shall be remitted promptly in full, together with such application forms and any other required documentation, directly to AAL at the address indicated on such application or to such other address as AAL may, from time to time, designate in writing. Broker-Dealer shall review all such applications for completeness. Checks or money orders in payment on any such Plan shall be drawn to the order of “Aid Association for Lutherans”. All applications are subject to acceptance or rejection by AAL at its sole discretion.

E.     Money Received by Broker-Dealer

All money payable in connection with any of the Plans, whether as premium, purchase payment or otherwise and whether paid by or on behalf of any policyholder, contract owner or certificate holder or anyone else having an interest in the Plans is the property of AAL, and shall be transmitted immediately in accordance with the administrative procedures of AAL without any deduction or offset for any reason, including by example but not limitation, any deduction or offset for compensation claimed by Broker-Dealer.

F.     Supervision of Representatives

Broker-Dealer shall have full responsibility for the supervision of all Representatives associated with Broker-Dealer who are engaged directly or indirectly in the offer or sale of the Plans and all such persons shall be subject to the control of Broker-Dealer with respect to such persons’ securities-regulated activities in connection with the Plans. CMC shall assist Broker-Dealer with training Broker-Dealer’s Representatives in the sale of the Plans; Broker-Dealer will use its best efforts to cause such Representatives to qualify under applicable federal and state laws to engage in the sale of the Plans; and will cause such Representatives to be registered representatives of Broker-Dealer before such Representatives engage in the solicitation of applications for the Plans and will cause such Representatives to limit solicitation of applications for the Plans to jurisdictions where AAL has authorized such solicitation. Broker-Dealer shall cause such Representatives’ qualifications to be certified to the satisfaction of CMC and shall notify CMC if any Representative ceases to be a registered representative of Broker-Dealer.

G.     Representatives Agreement

Broker-Dealer shall cause each such Representative to execute an Agent Agreement with AAL before a Representative shall be permitted to solicit applications for the sale of the Plans. CMC shall furnish Broker-Dealer with copies of Agent Agreements for execution by the Representatives.

H.      Compliance with NASD Rules of Fair Practice and Federal and State Security Laws

Broker-Dealer shall fully comply with the requirements of the National Association of Securities Dealers, Inc. and of the Securities Exchange Act of 1934 and all other applicable federal or state laws and will establish such rules and procedures as may be necessary to cause diligent supervision of the securities activities of the Representatives. Upon request by AAL, Broker-Dealer shall furnish such appropriate records as may be necessary to establish such diligent supervision.

I.     Notice of Representative's Noncompliance

In the event a Representative fails or refuses to submit to supervision of Broker-Dealer or otherwise fails to meet the rules and standards imposed by Broker-Dealer on its Representatives, Broker-Dealer shall certify such fact to AAL and shall immediately notify such Representative that he or she is no longer authorized to sell the Plans, and Broker-Dealer shall take whatever additional action may be necessary to terminate the sales activities of such Representative relating to the Plans.

J.     Prospectuses, Sales Promotion Material and Advertising

  Broker-Dealer shall be provided, without any expense to Broker-Dealer, with prospectuses relating to the Plans and such other material as CMC determines to be necessary or desirable for use in connection with sales of the Plans. No sales promotion materials or any advertising relating to the Plans shall be used by Broker-Dealer unless the specific item has been approved in writing by CMC. Approval shall not be unreasonably withheld or delayed.
  Broker-Dealer shall not print, publish or distribute any advertisement, circular or any document relating to the Plans or relating to AAL unless such advertisement, circular or document shall have been approved in writing by AAL or by CMC; and in the case of items within the scope of subparagraph (1) approved in writing by CMC. Provided, however, that nothing herein shall prohibit Broker-Dealer from advertising life insurance and annuities in general or on a generic basis.

I.      Right of Rejection

AAL, in its sole discretion, may reject any application or payment remitted by Representatives through Broker-Dealer and may refund an applicant’s payment to the applicant. In the event such refunds are made and Broker-Dealer or its designated insurance agency have received compensation on an applicant’s payment, Broker-Dealer shall promptly repay such compensation to AAL. If repayment is not promptly made, AAL may deduct any amounts due from future commissions. This provision shall survive termination of this Agreement.

IV. COMPENSATION

A.      Commissions

Commissions payable to Representatives in connection with the Plans shall be paid by AAL to the person(s) entitled thereto through CMC and Broker-Dealer or as otherwise required by law. CMC will provide Broker-Dealer with a copy of AAL’s current Commission Schedule. These commissions will be paid as a percentage of premiums or purchase payments (Premiums and Purchase Payments are hereinafter referred to collectively as “Payments”) received in cash or other legal tender and accepted by AAL on applications obtained by the various Representatives of the Broker-Dealer. Upon termination of this Agreement, all compensation to the Broker-Dealer hereunder shall cease; however, Broker-Dealer shall continue to be liable for any chargebacks pursuant to the provisions of said Commission Schedule or for any other amounts advanced by or otherwise due AAL hereunder.

B.      Time of Payment

AAL will pay any compensation due Broker-Dealer and Representatives of Broker-Dealer within fifteen (15) days after the end of the calendar month in which Payments upon which such compensation is based are accepted by AAL.

C.      Amendment of Schedules

AAL may, upon prior written notice to Broker-Dealer change Commission Schedule. Any such change shall be by written amendment of the particular schedule or schedules and shall apply to compensation due on applications received by AAL on or after the effective date stated in such notice.

D.     Prohibition Against Rebates

If Broker-Dealer or any Representative of Broker-Dealer shall rebate or offer to rebate all or any part of a Payment on a policy or contract or certificate issued by AAL, or if Broker-Dealer or any Representative of Broker-Dealer shall withhold any Payment on any policy or contract or certificate issued by AAL, the same may be grounds for termination of this Agreement by AAL. If Broker-Dealer or any Representative of Broker-Dealer shall at any time induce or endeavor to induce any owner of any policy or contract issued hereunder or any certificate holder to discontinue Payments or to relinquish any such policy or contract or certificate except under circumstances where there is reasonable grounds for believing the policy, contract or certificate is not suitable for such person, any and all compensation due Broker-Dealer hereunder shall cease and terminate, except for that already earned.

E.      Indebtedness

Nothing in this Agreement shall be construed as giving Broker-Dealer the right to incur any indebtedness on behalf of AAL. Broker-Dealer hereby authorizes AAL to set off liabilities of Broker-Dealer to AAL against any and all amounts otherwise payable to Broker-Dealer by AAL. In addition to all rights available to AAL as a creditor, AAL shall have first lien on all compensation payable under the Agreement for indebtedness described herein.

V. GENERAL PROVISIONS

A.     Waiver

Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

B.     Independent Contractors

AAL and CMC are independent contractors with respect to Broker-Dealer and to Representatives. Nothing contained in this Agreement shall create or be construed to create the relationship of employer or employee between AAL, CMC and Broker-Dealer.

C.     Limitations

No party other than AAL shall have the authority on behalf of AAL to make, alter, or discharge any policy or contract or certificate issued by AAL, to waive any forfeiture or to grant, permit, nor to extent the time of making any Payments, nor to guarantee dividends, or to alter the forms which AAL may prescribe or substitute other forms in place of those prescribed by AAL; nor to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of AAL.

D.      Fidelity Bond

Broker-Dealer represents that all directors, officers, employees and Representatives of Broker-Dealer who are licensed pursuant to this Agreement as AAL agents for state insurance law purposes or who have access to funds of AAL, including but not limited to funds submitted with applications for the Plans or funds being returned to owners or certificateholders, are and shall be covered by a blanket fidelity bond or form of indemnification, including coverage for larceny and embezzlement.. Such bond or form of indemnification shall be, at least, of the form, type and amount required under the NASD Rules of Conduct. AAL may require evidence, satisfactory to it, that such coverage is in force and Broker-Dealer shall give prompt written notice to AAL of any notice of cancellation or change of coverage.

Broker-Dealer assigns any proceeds received from the fidelity bonding company or indemnification arrangement to AAL to the extent of AAL’s loss due to activities covered by the bond. If there is any deficiency amount, whether due to a deductible or otherwise, Broker-Dealer shall promptly pay AAL such amount on demand and Broker-Dealer hereby indemnifies and holds harmless AAL from any such deficiency and from the costs of collection thereof (including reasonable attorneys’ fees).

E.      Indemnifications

  AAL and CMC shall indemnify and hold Broker-Dealer harmless from any and all cost, expense, loss or damages, including reasonable attorneys’ fees, resulting from any willful misfeasance, bad faith or gross negligence in the performance of AAL’s or CMC’s duties or by reckless disregard of their obligations and duties under this Agreement. This provision shall survive the termination of this Agreement.
  Broker-Dealer shall indemnify and hold AAL and CMC harmless from any and all costs, expenses, loss or damages, including reasonable attorneys’ fees, resulting from any willful misfeasance, bad faith or gross negligence in the performance of AAL’s or CMC’s duties or by reckless disregard of their obligations and duties under this Agreement. This provision shall survive the termination of this Agreement.

F.     Binding Effect

This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns provided that Broker-Dealer may not assign this Agreement or any rights or obligations hereunder without the prior written consent of AAL.

G.     Regulations

All parties agree to observe and comply with the existing laws and rules or regulations of applicable local, state, or federal regulatory authorities and with those which may be enacted or adopted during the term of this Agreement regulating the business contemplated hereby in any jurisdiction in which the business described herein is to be transacted.

H.      Notices

All notices or communications shall be sent in writing to the address shown in Paragraph M of Section V of this Agreement or to such other address as the party may request.

I.     Governing Law

This Agreement shall be construed in accordance with and governed by the laws of Wisconsin.

J.     Amendment of Agreement

AAL reserves the right to amend this Agreement at any time and the submission of an application by a Representative of a Broker-Dealer after notice of any such amendment has been sent to the other parties shall constitute the other parties’ agreement to any such amendment.

K.     Severability

If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall be deemed severable.

L.     Termination

  This Agreement may be terminated, without cause, by any party upon thirty (30) days prior written notice; and may be terminated, for cause, by any party immediately; and shall be terminated if CMC or Broker-Dealer shall cease to be registered Broker-Dealers under the Securities Exchange Act of 1934 and members of the NASD.
  This Agreement will automatically terminate upon dissolution of Broker-Dealer.
  In the event of termination, commissions and fees for applications submitted by Broker-Dealer and its Representatives prior to date of termination, shall be payable, based on the compensation schedule set forth in Exhibit A in effect at the time of termination. If termination is due to misappropriation of funds, fraud or for any action prohibited by criminal laws of the jurisdiction in which the act is committed, compensation will not be paid.

M.      Address for Notices

         Aid Association for Lutherans        AAL Capital Management Corporation
         ATTN:  Robert Same                   ATTN:  Robert Same
         222 West College Avenue              222 West College Avenue
         Appleton, WI  54919                  Appleton, WI  54919

         For Broker-dealer:

         This Agreement shall be effective upon Execution by AAL.

         Dated:   January 1, 2002
                 -------------------------------

         AID ASSOCIATION FOR LUTHERANS

         By  /s/ James Abitz
             -----------------------------------
             James Abitz  Senior Vice President

         AAL CAPITAL MANAGEMENT CORPORATION

         By  /s/ Robert G. Same
             -----------------------------------
             Robert G. Same  President

         (Broker-Dealer)

         By
             -----------------------------------

EXHIBIT B

AAL Variable Life Account I

AAL Variable Annuity Account I

AAL Variable Annuity Account II

EXHIBIT C

BROKER-DEALER hereby certifies to AAL that all the following requirements will be fulfilled in conjunction with the submission of licensing/appointment papers for all applicants as agents of AAL submitted by BROKER-DEALER. BROKER-DEALER will, upon request, forward proof of compliance with same to AAL in a timely manner.

  We have made a thorough and diligent inquiry and investigation relative to each applicant’s identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of a license. Each individual is trustworthy, competent and qualified to act as an agent for AAL to hold himself out in good faith to the general public. We vouch for each applicant.

  We have on file a B-300, B-301, or U-4 form which was completed by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, and each applicant is presently registered as an NASD registered representative.

  The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license and all the findings of all investigative information is favorable.

  We certify that all educational requirements have been met for the specific state each applicant is requesting a license in, and that, all such persons have fulfilled the appropriate examination, education and training requirements.

  If the applicant is required to submit his picture, his signature, and securities registration in the state in which he is applying for a license, we certify that those items forwarded to AAL are those of the applicant and the securities registration is a true copy of the original.

  We hereby warrant that the applicant is not applying for a license with AAL in order to place insurance chiefly and solely on his life or property, lives or property of his relatives, or property or liability of his associates.

  We certify that each applicant will receive close and adequate supervision, and that we will make inspection when needed of any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

  We will not permit any applicant to transact insurance as an agent until duly licensed therefore. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.